UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2014

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of Principal Executive Offices, Including Zip Code)

(855) 848-3280
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Grant

On November 5, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Sprint Corporation (the “Company”) approved the terms and conditions of an award of stock options for officers and other eligible employees of the Company (excluding Marcelo Claure, the Company’s Chief Executive Officer).

The number of options to be awarded will be based on the Black-Scholes method of valuation and 1.5 times 33.3 percent generally of the value of each participant’s May 2014 long-term incentive opportunity (which included a 25% increase). The exercise price will be closing price of the Company’s common stock on the grant date, which is anticipated to be prior to mid-December 2014, and the awards will vest ratably in three equal portions on each of the first, second, and third anniversaries of the grant date.

For this award, Mr. Euteneuer's target opportunity is $2,185,313, Mr. Draper’s target opportunity is $530,719, and Mr. Johnson's target opportunity is $1,248,750.

The stock options are expected to be granted pursuant to the Company’s 2007 Omnibus Incentive Plan.

Other Compensation Matters

On November 5, 2014, the Committee also approved an amendment to the Employment Agreement between and Sprint Nextel Corporation, now known as Sprint Communications, Inc. and Joseph J. Euteneuer, the Company’s Chief Financial Officer, dated December 20, 2010 and amended on November 20, 2012 and November 11, 2013 (the “Euteneuer Agreement”), to extend the period of time to receive his approved relocation benefits from November 5, 2014 to November 5, 2015. In all other respects, the Euteneuer Agreement remains the same.

The Committee also approved an interim living allowance of $50,000 per year, on a tax protected basis and payable monthly, for Robert L. Johnson, the Company’s Chief Experience Officer (formerly our President, Retail, Chief Service and IT Officer) up until he relocates to the Overland Park area or his earlier termination of employment. The Committee further approved Mr. Johnson’s ability, conditioned on his continued employment through December, 2017 and his waiver of any 2017 long-term incentive compensation award, to resign effective January 2018 with 30 days’ written notice and receive the severance benefits provided under his employment agreement, dated December 31, 2008.

On November 10, 2014, the Company also entered into an amendment (the “Amendment”) to the Employment Agreement with Marcelo Claure, the Company’s Chief Executive Officer, dated August 5, 2014, and effective as of August 11, 2014 (the “Claure Agreement”), to modify, at no additional cost to the Company, his Company-paid personal travel benefits and to specify the manner in which the amounts he reimburses the Company for such personal travel costs are calculated. In all other respects, the Claure Agreement remains the same. The foregoing summary of the material terms of the Amendment is qualified in its entirety by the full terms of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit	Description
10.1	First Amendment to Employment Agreement, entered into on November 10, 2014, by and between Sprint Corporation and R. Marcelo Claure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2014	Sprint Corporation
By: /s/ Timothy P. O’Grady Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	First Amendment to Employment Agreement, entered into on November 10, 2014, by and between Sprint Corporation and R. Marcelo Claure.